Oppenheimer Quest Growth & Income Value Fund
                       Exhibit 24(b)(16) to Form N-1A
                    Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  12/30/91          0.0400000      0.0000000           10.340
  03/31/92          0.0600000      0.0000000           10.280
  06/30/92          0.0850000      0.0000000           10.590
  09/30/92          0.0900000      0.0000000           10.800
  12/18/92          0.0600000      0.3330000           10.680
  12/31/92          0.0090000      0.0000000           10.650
  03/31/93          0.0600000      0.0000000           10.860
  06/30/93          0.0650000      0.0000000           11.010
  09/30/93          0.0700000      0.0000000           11.050
  12/13/93          0.0000000      1.6991000            9.900
  12/31/93          0.1113000      0.0000000            9.870
  03/31/94          0.0591000      0.0000000            9.590
  06/30/94          0.0788000      0.0000000            9.750
  09/30/94          0.0701000      0.0000000            9.980
  12/05/94          0.0000000      0.4215000            9.400
  12/30/94          0.0826000      0.0000000            9.270
  03/31/95          0.0998000      0.0000000            9.910
  06/30/95          0.0694000      0.0000000           10.830
  09/29/95          0.0370000      0.0000000           11.330
  12/20/95          0.0380000      0.5023000           10.890
  03/25/96          0.0750000      0.0000000           11.460
  06/14/96          0.0500000      0.0000000           11.880
  09/13/96          0.0600000      0.0000000           12.240

Class B Shares
  09/30/93          0.0700000      0.0000000           11.050
  12/13/93              0.0000000  1.6991000            9.880
  12/31/93          0.1011000      0.0000000            9.850
  03/31/94          0.0397000      0.0000000            9.580
  06/30/94          0.0657000      0.0000000            9.740
  09/30/94          0.0586000      0.0000000            9.960
  12/05/94          0.0000000      0.4215000            9.380
  12/30/94          0.0706000      0.0000000            9.250
  03/31/95              0.0910000  0.0000000            9.890
  06/30/95          0.0571000      0.0000000           10.800
  09/29/95          0.0236000      0.0000000           11.300
  12/20/95          0.0210000      0.5023000           10.850
  03/25/96          0.0600000      0.0000000           11.420
  06/14/96          0.0340000      0.0000000           11.840
  09/13/96          0.0440000      0.0000000           12.200

Class C Shares
  09/30/93          0.0700000      0.0000000           11.050
  12/13/93              0.0000000  1.6991000            9.880

Oppenheimer Quest Growth & Income Value Fund
Page 2


  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class C Shares
  12/31/93          0.0952000      0.0000000            9.860
  03/31/94          0.0429000      0.0000000            9.590
  06/30/94          0.0653000      0.0000000            9.750
  09/30/94          0.0571000      0.0000000            9.980
  12/05/94          0.0000000      0.4215000            9.380
  12/30/94          0.0544000      0.0000000            9.260
  03/31/95          0.0872000      0.0000000            9.900
  06/30/95          0.0501000      0.0000000           10.810
  09/29/95          0.0174000      0.0000000           11.310
  12/20/95          0.0140000      0.5023000           10.870
  03/25/96          0.0600000      0.0000000           11.430
  06/14/96          0.0340000      0.0000000           11.850
  09/13/96          0.0440000      0.0000000           12.210


1.  Average Annual Total Returns for the Periods Ended 10/31/96:

   The formula for calculating average annual total return is as follows:

       1                ERV n
  --------------- = n               (---) - 1 = average annual total return
  number of years      P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                          Inception

  $1,148.38 1                       $1,768.67 .2
 (---------)  - 1 = 14.84%         (---------)   - 1 = 12.08%
    $1,000                            $1,000


Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year and 3.00% for the inception year:

  One Year                          Inception

  $1,160.69 1                       $1,493.98 .3158
 (---------)  - 1 = 16.07%         (---------)  - 1  = 13.52%
    $1,000                            $1,000
Oppenheimer Quest Growth & Income Value Fund
Page 3


1. Average Annual Total Returns for the Periods Ended 10/31/96 (continued):


Class C Shares

Examples, assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:


  One Year                          Inception

  $1,199.67 1                      $1,518.34 .3158
 (---------)  - 1 = 19.97%         (---------)   - 1 = 14.10%
    $1,000                            $1,000



Examples at NAV:

Class A Shares

  One Year                          Inception

  $1,218.43 1                       $1,876.53 .2000
 (---------)  - 1 = 21.84%         (---------)   - 1 = 13.42%
    $1,000                            $1,000



Class B Shares

  One Year                          Inception

  $1,210.69 1                       $1,523.97 .3158
 (---------)   - 1 = 21.07%        (---------)   - 1 = 14.23%
    $1,000                            $1,000



Class C Shares

  One Year                          Inception

  $1,209.68 1                       $1,518.34 .3158
 (---------)  - 1 = 20.97%         (---------)   - 1 = 14.10%
    $1,000                            $1,000











Oppenheimer Quest Growth & Income Value Fund
Page 4


2.  Cumulative Total Returns for the Periods Ended 10/31/96:

    The formula for calculating cumulative total return is as follows:

   (ERV - P) / P  =  Cumulative Total Return


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                         Inception

  $1,148.38 - $1,000                                   $1,768.67 - $1,000
  ------------------  = 14.84%     ------------------  = 76.87%
        $1,000                           $1,000



Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year and 3.00% for the inception year:

  One Year                         Inception

  $1,160.69 - $1,000                                   $1,493.98 - $1,000
  ------------------  = 16.07%     ------------------   = 49.40%
        $1,000                           $1,000



Class C Shares

Examples, assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

  One Year                         Inception

  $1,199.67 - $1,000                                   $1,518.34 - $1,000
  ------------------  = 19.97%     ------------------  = 51.83%
        $1,000                           $1,000




Oppenheimer Quest Growth & Income Value Fund
Page 5


2.  Cumulative Total Returns for the Periods Ended 10/31/96 (Continued):


Examples at NAV:

Class A Shares

  One Year                         Inception

  $1,218.43 - $1,000                                   $1,876.53 - $1,000
  ------------------  = 21.84%     ------------------  = 87.65%
        $1,000                           $1,000


Class B Shares

  One Year                         Inception

  $1,210.69 - $1,000                                   $1,523.97 - $1,000
 ------------------  = 21.07%      ------------------   = 52.40%
        $1,000                           $1,000



Class C Shares

  One Year                         Inception

  $1,209.68 - $1,000                                   $1,518.34 - $1,000
 ------------------  = 20.97%      ------------------  = 51.83%
        $1,000                           $1,000